UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2020

BIOSPECIFICS TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Righter Parkway Delaware Corporate Center II Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 842-8450

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001	BSTC	Nasdaq Global Market

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 19, 2020, BioSpecifics Technologies Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Endo International plc, a public limited liability company incorporated in Ireland (“Parent”), and Beta Acquisition Corp., a Delaware corporation and wholly-owned indirect subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on November 2, 2020, Purchaser commenced a tender offer (the “Offer”), to acquire all of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Company Shares”), at a price of $88.50 per Company Share (the “Offer Price”), net to the holder thereof in cash, subject to reduction for any applicable withholding taxes and without interest.

The Offer expired at one minute after 11:59 p.m., New York time, on December 1, 2020. According to Computershare Trust Company, N.A., the depositary for the Offer, 6,159,975 Company Shares were validly tendered and not validly withdrawn in the Offer, representing approximately 82.8% of the outstanding Company Shares on a fully diluted basis (not including 365,128 Company Shares delivered through notices of guaranteed delivery, representing approximately 4.9% of the Company Shares outstanding on a fully diluted basis). The number of Company Shares tendered satisfied the condition to the Offer that there be validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Company Shares that, together with the Company Shares then owned by Parent, Purchaser and their respective affiliates (if any), represents at least a majority of all then outstanding Company Shares on a fully diluted basis. All conditions to the Offer having been satisfied or waived, Parent and Purchaser accepted for payment all Company Shares validly tendered and not validly withdrawn.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied or waived, and on December 2, 2020, Purchaser merged with and into the Company pursuant to Section 251(h) of the Delaware General Corporation Law, as amended (the “DGCL”) without a vote on the adoption of the Merger Agreement by the Company’s stockholders, with the Company being the surviving corporation (the “Merger”). At the effective time of the Merger (the “Effective Time”), each Company Share (other than any Company Shares (i) owned at the commencement of the Offer and immediately prior to the Effective Time by Parent, Purchaser, or the Company or any direct or indirect wholly-owned subsidiary thereof, (ii) irrevocably accepted for purchase pursuant to the Offer, or (iii) owned by Company stockholders who were entitled to demand and who properly and validly demanded their appraisal rights under Delaware law) was converted into the right to receive an amount in cash equal to the Offer Price, subject to reduction for any applicable withholding taxes and without interest.

At the Effective Time, each then outstanding option to acquire Company Shares (the “Company Options”), whether vested or not vested, was cancelled and converted into the right to receive a cash payment equal to the product obtained by multiplying (x) the aggregate number of Company Shares underlying such Company Option immediately prior to the Effective Time, by (y) the amount, if any, by which the Offer Price exceeds the per share exercise price of such Company Option. At the Effective Time, each then outstanding restricted stock unit to acquire Company Shares (the “Company RSUs”), whether or not vested, became fully vested (to the extent unvested) and was converted into the right to receive a cash payment equal to the product obtained by multiplying (x) the aggregate number of Company Shares underlying such Company RSU immediately prior to the Effective Time, by (y) the Offer Price.

The aggregate consideration paid by Purchaser to acquire the Company Shares in the Offer and Merger was approximately $650.0 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 19, 2020 and which is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated by reference herein, the Company notified The Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq (i) halt trading in the Company Shares, (ii) suspend trading of and delist the Company Shares and (iii) file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of the Company Shares from Nasdaq and the deregistration of the Company Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company Shares will no longer be listed on Nasdaq. In addition, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Company Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As set forth under Item 2.01 of this Current Report on Form 8-K, at the Effective Time, each Company Share (other than any Company Shares (i) owned at the commencement of the Offer and immediately prior to the Effective Time by Parent, Purchaser, or the Company or any direct or indirect wholly-owned subsidiary thereof, (ii) irrevocably accepted for purchase pursuant to the Offer, or (iii) owned by Company stockholders who were entitled to demand and who properly and validly demanded their appraisal rights under Delaware law) was converted into the right to receive an amount in cash equal to the Offer Price, subject to reduction for any applicable withholding taxes and without interest.

Item 5.01.	Changes in Control of Registrant.

The information set forth under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. As a result of the consummation of the Offer and the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly-owned indirect subsidiary of Parent.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each of the officers and directors of the Company tendered their resignation as an officer and/or director of the Company and its subsidiary, as applicable. Pursuant to the Merger Agreement, as of the Effective Time, Blaise A. Coleman and Mark Bradley became members of the board of directors of the Company, with Mr. Coleman appointed as chairman of the board of directors. Additionally, pursuant to the Merger Agreement, as of the Effective Time, Mr. Coleman assumed the roles of President and Chief Executive Officer of the Company, Mr. Bradley assumed the roles of Executive Vice President and Chief Financial Officer of the Company, and Matthew J. Maletta assumed the roles of Executive Vice President, Chief Legal Officer and Secretary of the Company.

Information about Messrs. Coleman, Bradley and Maletta is contained in the Offer to Purchase, dated November 2, 2020, as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed by Parent and Purchaser with the SEC on November 2, 2020, which information is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety to be in the form set forth in Annex B to the Merger Agreement, the text of which amended and restated certificate of incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to the Merger Agreement, as of the Effective Time, the bylaws of the Company were amended and restated in its entirety, the text of which amended and restated bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

On December 2, 2020, the Company issued a press release announcing the completion of the Offer and the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 19, 2020, by and among BioSpecifics Technologies Corp., Endo International plc, and Beta Acquisition Corp. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by BioSpecifics Technologies Corp. with the SEC on October 19, 2020).

3.1	Amended and Restated Certificate of Incorporation of BioSpecifics Technologies Corp.

3.2	Amended and Restated By-laws of BioSpecifics Technologies Corp.

99.1	Press Release, dated December 2, 2020.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioSpecifics Technologies Corp.

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: December 2, 2020